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                                                                 EXHIBIT 4.11

                          UNITED AIR SPECIALISTS, INC.

                             1994 STOCK OPTION PLAN



                                   OBJECTIVES


        1.1 The objectives of this Stock Option Plan (the "Plan") are to enable United Air Specialists, Inc. ("UAS") to compete successfully in retaining and attracting employees and advisors of outstanding ability, to stimulate the efforts of employees and advisors toward UAS's objectives and to encourage ownership of shares of its common stock by its employees and advisors.


                                   ARTICLE II
                                 ADMINISTRATION


        2.1 Administration. The Plan shall be administered by a committee of the Board of Directors of UAS (the "Committee") to consist of at least two directors, each of whom is a "disinterested person" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time or any successor rule thereto. Subject to and consistent with the provision of the Plan, the Committee shall establish such rules and regulations as it may deem necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable.

        2.2 Except as specifically limited by the provisions of the Plan, the Committee shall have exclusive authority to:

             A. Determine which Eligible Employees or Advisors shall be granted Options;

             B. Determine the number of Shares which may be subject to each Option;

             C.  Determine the term and the Option Price of each Option;


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                D.  Determine whether an Option is an Incentive Stock Option or a Non-qualified Stock Option (except that only Nonqualified Stock Options may be granted to Advisors);

                E.  Determine the time or times when Options will be granted;
        and

                F. Determine all other terms and conditions of each Option, including (but not limited to) the time and conditions of exercise or vesting and the terms of any Option agreement. The Committee may, in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time. The Committee may also waive or amend the terms and conditions of, or accelerate the vesting of, an Option under circumstances selected by the Committee.

        2.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Option.

        2.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action or threatened claim or cause of action.

                                  ARTICLE III
                                SHARES ISSUABLE

        3.1 Except as provided in Article XI, the number of Shares which may be issued under the Plan shall not exceed 437,500 Shares in the aggregate. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Shares tendered or withheld as payment for the Option Price pursuant to Section 7.1 shall not be available for issuance under the Plan.

        3.2 No Option shall be granted to any Eligible Employee or Advisor during any calendar year if the number of Shares for which such Option may be exercised, plus the aggregate number of Shares for which all other options granted under the Plan to such person during such calendar year may be exercised, exceeds the number of Shares which may be issued under the Plan pursuant to Section 3.1.



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                                  ARTICLE IV
                                 DEFINITIONS

        4.1 For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

             A. "Advisor" means any person who provides bona-fide advisory or consulting services to the Company other than services in connection with the offer or sale of securities in a capital-raising operation.

             B. "Code" means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

             C. "Company" means UAS and any parent or subsidiary of UAS, as the terms "parent" and "subsidiary" are defined in Section 424(e) and 424(f) of the Code.

             D.  "Disability" means permanent and total disability as defined in
             Section 22(e)(3) of the Code.

             E. "Effective Date of Grant" means the date on which, or such later date as of which, the Committee makes an award of an Option.

             F. "Eligible Employee" means any individual (other than one who receives retirement benefits, stipends, consulting fees, honorarium, and the like) who performs services for the Company and is included on the regular payroll of the Company.

             G. "Fair Market Value" means the last sale price reported on any stock exchange or on any trading system sponsored by the National Association of Securities Dealers, Inc. on which the Shares are traded on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, as quoted by such source as the Committee may select, shall be used in determining Fair Market Value for a Share. If bid and asked prices are not then reported at least weekly as described in the preceding sentence, then the Fair Market Value for a Share shall be what the Committee in good faith determines it to be.


             H. "Incentive Stock Option" shall have the same meaning as is given to that term by Section 422 of the Code.
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                I.  "Nonqualified Stock Option" means any Option other than an
        Incentive Stock Option.

                J. "Option" means the right, subject to the terms of this Plan and to such other terms and conditions as the Committee may establish, to purchase from UAS a stated number of Shares at a specified price.

                K. "Option Price" means the purchase price per Share subject to an Option. The Option Price shall not be less than 50% of the Fair Market Value of a Share on the Effective Date of Grant in the case of a Nonqualified Stock Option or less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in Section 8.1.

                L. "Share" means one share of the common stock, no par value, of UAS.


                                   ARTICLE V
                              GRANTING OF OPTIONS

        5.1 Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to September 1, 2004, grant Options to Eligible Employees or Advisors on such terms and conditions as the Committee shall determine. Subject to the restriction of Section 2.2(D), more than one Option and more than one form of Option may be granted to the same individual. No director of UAS who is not an employee of the Company and included on its regular payroll may be granted Options under this Plan.

        5.2 A period of at least six months must elapse from the date of grant of any Option to a person who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to UAS until the disposition of the Option (other than upon exercise or conversion) or of any shares acquired upon exercise of that Option.

                                   ARTICLE VI
                              EXERCISE OF OPTIONS

        6.1 Any person entitled to exercise an Option may do so in whole or in part by delivering to UAS, attention Corporate Secretary, at its principal office a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased in the manner provided in Article VII.


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        6.2  In the sole discretion of the Committee, upon exercise of an
Option, UAS may make payment of cash to the holder of the Option equal to the difference between the Fair Market Value of the Shares for which the Option is being exercised and the aggregate Option Price of such Shares. Any such cash payment shall be in lieu of and in full discharge of any and all obligations of UAS in respect of the Option being exercised.

                                  ARTICLE VII
                            PAYMENT OF OPTION PRICE

        7.1 In the sole discretion of the Committee and subject to such conditions as the Committee may impose relating to the use of Shares as payment, payment of the Option Price may be made in cash, by the tender of Shares, by directing that a portion of the Shares to be issued upon exercise of the Option be withheld by UAS as payment (to the extent permitted by law) or by a combination of the foregoing. If payment by the tender of Shares or the withholding of Shares is permitted, the value of each Share shall be deemed to be the Fair Market Value of a Share on the exercise date.

                                  ARTICLE VIII
             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

        8.1 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, an Incentive Stock Option shall be subject to the following specific provisions:

                A. No Incentive Stock Option may be exercised after the expiration of ten years from the Effective Date of Grant.


                B. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                        (i) The Option Price must equal at least 110% of the Fair Market Value on the Effective Date of Grant; and

                        (ii) The term of the Option shall not be greater than five years from the Effective Date of Grant.


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                C.  The aggregate Fair Market Value (determined as of the
        Effective Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company) shall not exceed $100,000.

        8.2 If any Option is not granted, exercised or held pursuant to the provisions of Code Section 422, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with those provisions.

                                   ARTICLE IX
                           TRANSFERABILITY OF OPTIONS

        9.1 During the lifetime of an Eligible Employee or Advisor to whom an Option has been granted, such Option is non-assignable and non-transferrable and may be exercised only by such individual or that individual's legal representative or guardian, except that a Nonqualified Stock Option may be transferred pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code. In the event of the death of an Eligible Employee or Advisor to whom an Option has been granted, the Option shall be transferable pursuant to the holder's Will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Section 10.1(C).

                                   ARTICLE X
                             TERMINATION OF OPTIONS

        10.1 Unless earlier terminated pursuant to Article XIII, an Option granted to an Eligible Employee will terminate as follows:

                A. During the period of the Eligible Employee's continuous employment with the Company, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Employee.

                B. Upon termination of employment for any reason any unexercisable Option shall immediately terminate. Except as provided in
        Section 10.1(C), any Option which is exercisable on the date of termination of employment will terminate upon the earlier of its full exercise, the expiration of the Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.



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            C.   If an Eligible Employee to whom an Option was granted becomes subject to a Disability or dies while employed by the Company or within three months of termination of employment for any reason, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee's legal representative or guardian or by the representative(s) of the Eligible Employee's estate or the person(s) to whom the Option may have been transferred by Will or by the laws of descent and distribution.

        10.2 An Option granted to an Advisor will terminate upon the earlier of the full exercise of the Option or the expiration of the Option by its terms.

        10.3 The Committee, at its discretion, may extend the periods for Option exercise set forth in Sections 10.1 and 10.2 above.


                                   ARTICLE XI
                     ADJUSTMENTS TO SHARES AND OPTION PRICE


        11.1 The Committee shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Options and the Option Price of optioned Shares in order to give effect to changes in the Shares as a result of any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Committee.


                                  ARTICLE XII
                      AMENDMENT OR DISCONTINUANCE OF PLAN


        12.1 The Board of Directors of UAS may at any time amend, suspend or discontinue the Plan; provided, however, that shareholder approval shall be required for any amendment if such approval is required to maintain the Plan's compliance with Exchange Act Rule 16b-3 as that Rule may be in effect and be interpreted from time to time.

        12.2 No amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.


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                                  ARTICLE XIII
                                 CERTAIN EVENTS

        13.1 In the event UAS shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and any Option previously granted hereunder shall terminate. If practical, UAS shall give each holder of an Option twenty days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

        13.2 The grant of Options under the Plan shall in no way affect the right of UAS to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                                  ARTICLE XIV
                                 EFFECTIVE DATE

        14.1 This Plan shall be effective as of September 1, 1994. If this Plan is not approved and adopted by a majority vote of the shareholders of UAS voting thereon at the next annual meeting of such shareholders held after September 1, 1994, the Plan shall be of no force or effect and all Options granted on or after September 1, 1994 under the Plan shall be null and void.
No Option shall be granted subsequent to September 1, 2004 or subsequent to any earlier date as of which this Plan is terminated.


                                   ARTICLE XV
                                 MISCELLANEOUS

        15.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of UAS shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option agreement, in such form as the Committee shall determine, shall have been executed by both the Eligible Employee or Advisor and UAS.

        15.2 Certificates for Shares purchased through exercise of Options will be issued in the regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall UAS be obligated to issue certificates more often than once each

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quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of UAS with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until, in the opinion of counsel for UAS, UAS has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which UAS's securities may then be listed as well as any other requirements of law.

        15.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue in the employ of or any business relationship with the Company or to interfere in any way with the right of the Company to terminate employment or a business relationship at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

        15.4 This Plan shall be construed and administered in accordance with and governed by the laws of the State of Ohio.





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